UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☒   Definitive Additional Materials
☐   Soliciting Material under §240.14a-12

Light & Wonder, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒   No fee required.
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐   Fee paid previously with preliminary materials.

PROXY SUPPLEMENT

Supplementary Information About the 2023 Annual Meeting of Shareholders
To Be Held on Wednesday, June 7, 2023

The sole purpose of this proxy statement supplement (this “Supplement”) is to correct a typographical error in the Notice of Annual Meeting of Stockholders (the “Notice”) of Light & Wonder, Inc. (the “Company”), included in the Company’s proxy materials for its 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 1, 2023 (the “Proxy Statement”). The Notice had incorrectly listed the record date as May 1, 2023. This Supplement updates and amends the Proxy Statement, as appropriate in the Notice, to state the correct record date of April 10, 2023, as disclosed in other sections of the Proxy Statement. Except as specifically amended by the information provided herein and reflected in the revised Notice below, all information set forth in the Proxy Statement remains unchanged.

LIGHT & WONDER, INC.
6601 Bermuda Road
Las Vegas, NV 89119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the annual meeting of stockholders of Light & Wonder, Inc. (the “Company”) will be held at 3:00 p.m. PDT on Wednesday, June 7, 2023, solely online via the Internet via a live webcast, for the following purposes:

1. To elect ten members of the Company’s Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.

3. To indicate, on an advisory basis, whether the advisory vote on the compensation of the Company’s named executive officers should take place every year, every two years or every three years.

4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

5. To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 10, 2023 (the “record date”) are entitled to receive notice of and to vote at the meeting and any adjournment thereof.

Access to the Virtual Meeting. The virtual meeting will begin promptly at 3:00 p.m. PDT. Online access to the virtual meeting will open 15 minutes prior to the start of the annual meeting to allow time for attendees to log in and test their device’s audio system.

Log-in Instructions. You will be able to attend the annual meeting and vote during the annual meeting via a live webcast by visiting http:/www.virtualshareholdermeeting.com/LNW2023. You will need your 16-digit control number included on your proxy card in order to submit questions and vote during the Annual Meeting.

Submitting Questions in Advance. You may also submit questions in advance of the meeting until 8:59 p.m. PDT on June 6, 2023 by going to www.proxyvote.com and logging in with your control number.

Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where stockholders of record as of the record date can view and download our proxy materials and 2022 Annual Report and vote their shares in advance of the annual meeting. Stockholders of record as of the record date may vote their shares during the annual meeting (up until the closing of the polls) by following the instructions provided during the meeting.

Technical Assistance. Technical assistance is available by e-mailing virtualmeeting@viewproxy.com or dialing the number that will be provided on the log-in page of the meeting.

Whether or not you plan to attend the annual meeting, the Company urges stockholders of record as of the record date to vote and submit their proxy in advance of the meeting using one of the advance voting methods (see page 1 of the accompanying Proxy Statement for additional details).

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 7, 2023:

The Proxy Statement and 2022 Annual Report will be available on or about
May 1, 2023 through the Investors link on our website at
www.lnw.com or through www.proxyvote.com.

Dated: May 1, 2023	By Order of the Board of Directors

Constance P. James
Executive Vice President, Chief Financial
Treasurer and Corporate Secretary